Exhibit 10.21

2011 BASE SALARY TABLE FOR NAMED EXECUTIVE OFFICERS

The 2011 annual base salaries of the following Named Executive Officers of Ameren Corporation (Ameren), Union Electric Company (UE), Ameren Illinois Company (AIC) and Ameren Energy Generating Company (Genco) (which officers were determined to the extent applicable by reference to the Ameren Proxy Statement and the UE, Central Illinois Public Service Company (CIPS) and Central Illinois Light Company (CILCO) Information Statements, each dated March 10, 2010, for the 2010 annual meetings of shareholders and by reference to the definition of “Named Executive Officer” in Item 402(a)(3) of SEC Regulation S-K) are as follows:

Name and Position	2011 Base Salary
Thomas R. Voss Chairman, President and Chief Executive Officer – Ameren	$900,000

Warner L. Baxter Chairman, President and Chief Executive Officer – UE	$590,000

Martin J. Lyons, Jr. Senior Vice President and Chief Financial Officer – Ameren, UE, AIC and Genco	$485,000

Steven R. Sullivan Senior Vice President, General Counsel and Secretary – Ameren, UE, AIC and Genco (through March 1, 2011) Chairman and President – Genco (effective March 2, 2011)	$438,000

Charles D. Naslund Chairman and President – Genco (through March 1, 2011) Senior Vice President – UE (effective March 2, 2011)	$437,000

Adam C. Heflin Senior Vice President and Chief Nuclear Officer – UE	$400,000

Scott A. Cisel Chairman, President and Chief Executive Officer – AIC	$398,000

Daniel F. Cole Senior Vice President – UE, AIC and Genco	$391,000

Jerre E. Birdsong Vice President and Treasurer – Ameren, UE, AIC and Genco	$306,000